EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Midland Company on Form S-3 of our reports dated February 16, 1995 and March 14, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Midland Company for the year ended December 31, 1994.


December 7, 1995
Deloitte & Touche LLP
Cincinnati, Ohio